                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           HEALTH FITNESS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

        Minnesota                                               41-1580506
 (State or Other Juris-                                      (I.R.S. Employer
diction of Incorporation                                  Identification Number)
    or Organization)

                           3500 West 80th Street, #130
                          Bloomington, Minnesota 55431
              (Address of Principal Executive Office and Zip Code)

                        1995 EMPLOYEE STOCK PURCHASE PLAN
                            (Full Title of the Plan)

                                 Jerry V. Noyce
                           Health Fitness Corporation
                              3500 West 80th Street
                          Bloomington, Minnesota 55431
                                 (952) 831-6830
 (Name, Address and Telephone Number, Including Area Code, of Agent for Service)

                                   Copies to:
                                John A. Satorius
                            Fredrikson & Byron, P.A.
                       200 South Sixth Street, Suite 4000
                          Minneapolis, Minnesota 55402

                         CALCULATION OF REGISTRATION FEE

========================================================================================================
                                                                         PROPOSED
                                                 PROPOSED MAXIMUM        MAXIMUM
     TITLE OF SECURITIES         AMOUNT TO BE     OFFERING PRICE        AGGREGATE           AMOUNT OF
       TO BE REGISTERED          REGISTERED(1)     PER SHARE(2)     OFFERING PRICE(2)   REGISTRATION FEE
     -------------------        --------------   ----------------   -----------------   ----------------
     Options to Purchase
 Common Stock under the 1995
 Employee Stock Purchase Plan     Indefinite           $0.00             $   0.00            $ 0.00

  Common Stock issuable upon
 exercise of options granted
under the 1995 Employee Stock
        Purchase Plan           300,000 shares         $1.63             $489,000            $52.32

             TOTAL:                                                                          $52.32
========================================================================================================

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein and any additional securities which may become issuable pursuant to anti-dilution provisions of the plan.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee and based upon the average of the bid and asked prices of the Registrant's Common Stock on August 21, 2006.

     The purpose of this Registration Statement is to register additional shares for issuance under the Registrant's 1995 Employee Stock Purchase Plan. The contents of the Registrant's Registration Statements on Form S-8, Reg. No. 333-00876, Reg. No. 333-32424, Reg. No. 333-67632 and Reg. No. 333-101049, are
incorporated herein by reference.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bloomington and State of Minnesota, on the 17th day of August, 2006.

                                        HEALTH FITNESS CORPORATION
                                        (the "Registrant")


                                        By /s/ Jerry V. Noyce
                                           -------------------------------------
                                           Jerry V. Noyce
                                           President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                               (Power of Attorney)

     Each of the undersigned constitutes and appoints Jerry V. Noyce and Wesley
W. Winnekins his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Form S-8 Registration Statement of Health Fitness Corporation relating to the Company's 1995 Employee Stock Purchase Plan and any or all amendments or post-effective amendments to the Form S-8 Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


          Signature                         Title                      Date
          ---------                         -----                      ----


/s/ Jerry V. Noyce             President and Chief Executive     August 17, 2006
----------------------------   Officer and Director (principal
Jerry V. Noyce                 executive officer) and Director


/s/ Wesley W. Winnekins        Chief Financial Officer and       August 17, 2006
----------------------------   Treasurer (principal financial
Wesley W. Winnekins            and accounting officer)


/s/ James A. Bernards          Director                          August 17, 2006
----------------------------
James A. Bernards


/s/ K. James Ehlen             Director                          August 17, 2006
----------------------------
K. James Ehlen, M.D.


/s/ Robert J. Marzec           Director                          August 17, 2006
----------------------------
Robert J. Marzec


/s/ John C. Penn               Director                          August 17, 2006
----------------------------
John C. Penn


/s/ Mark W. Sheffert           Chairman of the Board             August 17, 2006
----------------------------
Mark W. Sheffert


/s/ Linda Hall Whitman         Director                          August 17, 2006
----------------------------
Linda Hall Whitman


/s/ Rodney A. Young            Director                          August 17, 2006
----------------------------
Rodney A. Young

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           HEALTH FITNESS CORPORATION

                         Form S-8 Registration Statement

                                  EXHIBIT INDEX

Exhibit
Number    Exhibit Description
-------   -------------------
   5.1    Opinion and Consent of counsel re securities under the Plan
  23.1    Consent of counsel (See Exhibit 5.1)
  23.2    Consent of Independent Registered Public Accounting Firm
  24.1    Power of attorney (See Signature Page)


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